UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 21, 2019

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 110th Ave NE, Suite 300

Bellevue, WA 98004

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 21, 2019, BSQUARE Corporation (the “Company”) entered into a Global Partner Agreement (the “GPA”) with Microsoft Corporation (“Microsoft”) to be effective March 1, 2019.  The GPA will supersede in relevant part that certain Microsoft OEM Distribution Agreements for Software Products for Embedded Systems (the “Americas ODAs”) between the Company and Microsoft with respect to the Company’s right to distribute Microsoft Windows Embedded operating systems on a non-exclusive basis in the following territories:  Canada, United States, Argentina, Brazil, Chile, Mexico, Peru, Venezuela, Puerto Rico, Cuba, Haiti, Dominican Republic, Jamaica, Trinidad and Tobago, Guadeloupe, Martinique, Bahamas, Barbados, Saint Lucia, Curacao, Aruba, Saint Vincent and the Grenadines, U.S. Virgin Islands, Grenada, Dominica, Cayman Islands, Saint Kitts and Nevis, Sint Maarten, Turks and Caicos Islands, Saint Martin, British Virgin Islands, Sint Eustatius, Saba, Anguilla, Montserrat, Colombia, Saint Barthelemy, Antigua and Barbuda. The Americas ODA expires by its terms as of February 28, 2019.

Pursuant to and in accordance with the terms and conditions of the GPA, Microsoft has the right to add or remove any Microsoft product to or from those subject to the GPA and to change the pricing therefor at any time from.  Microsoft also has the right under the GPA to audit the Company’s records on a specified periodic basis to confirm the Company’s compliance with the GPA and to be reimbursed by the Company for the costs of any such audit in the event of any material discrepancies.  The GPA includes a limitation of liability clause pursuant to which the aggregate liability of each of the parties will not exceed direct damages incurred up to a specified percentage of the amount paid by the Company to Microsoft under the GPA, subject to specified exclusions.  The GPA shall remain in effect until the termination thereof by either party.  Each party to the GPA has certain rights to terminate the GPA for cause, and either party may terminate the GPA without cause by giving the specified advance notice to the other party.

The Company is also a party to a certain Microsoft OEM Distribution Agreements for Software Products for Embedded Systems (the “EMEA ODA”) with Microsoft. The current terms of the ODAs with respect to the other territories specified therein (and not otherwise covered by the GPA), including with respect to the European Union, the European Free Trade Association, Turkey and Africa.  The EMEA ODA was scheduled to expire by its terms as of February 28, 2019, but was renewed through June 30, 2019, and will not be renewed by Microsoft thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: February 27, 2019	By:	/s/ Peter J. Biere
Peter J. Biere
Chief Financial Officer, Secretary and Treasurer